Exhibit 10.1

FIRST AMENDMENT

TO "MANUFACTURING AND DISTRIBUTION LICENSE AGREEMENT"

This First Amendment is dated 22nd June 2005, and is made between AlphaRx International Holdings Limited ("AIH"), a corporation incorporated under the laws of the British Virgin Islands, and having its principal place of business at Unit A, 19/F Sang Woo Building, Nos. 227-228, Gloucester Road, Causeway Bay, Hong Kong and Alpha AP Inc. ("AAP"), a corporation incorporated under the laws of the British Virgin Islands, and having its principal office c/o Advance Pharmaceutical Co., Ltd., 2/F, 12 Dai Fu Street, Tai Po Industrial Estate, Tai Po, New Territories, Hong Kong.

WHEREAS AIH and AAP are parties to a Manufacturing And Distribution License Agreement, dated 22nd April, 2005 (hereafter the "Agreement");

WHEREAS AIH and AAP wish to amend the Agreement in accordance with the terms and conditions of this First Amendment.

THEREFORE, AIH and AAP agree as follows:

1. Section 6.1 shall be deleted and be replaced and superseded in its entirety by the following:

6.1 In consideration of the ongoing rights, licenses and privileges granted under this Agreement and subject to the provisions of Article 6.3 and 6.4, the Licensee shall pay to the Licensor: (a) a one-time license fee of United States Dollars Eleven Million (US$11,000,000.00) on the Effective Date; and (b) within thirty (30) days after the last day of each Accounting Period a royalty of Five Percent (5%) of the Minimum Gross Revenue (the "Royalty") for such Accounting Period.

2. In Schedule E ("LIST OF PRODUCTS"), 7 additional products shall be added as follows:

4. COQ10ER
5. LipoBloc
6. ProstaEase
7. Flexogan Osteoflex
8. Flexogan OsteoCal
9. Oralife CoQ10 Natural Rinse
10. Oralife 0.12% Chlorhexidine Rinse

3. All other provisions of the Agreement shall remain unchanged and shall continue to be in full force and effect.

4. This First Amendment will form an integral part of the Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the dates indicated below.

AlphaRx International Holdings Limited	Alpha AP Inc.

Per:___________________	Per:_____________________
Name: Edward Li	Name: Conroy Cheng
Title: President	Title: President